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                                   EXHIBIT 5


                                 June 23, 1997



Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia 30326

          Re: Registration Statement on Form S-8 with respect to the Premier Bancshares, Inc. 1997 Stock Option Plan and Premier Bancshares, Inc. Directors' Stock Option Plan

Ladies and Gentlemen:

          We have served as counsel for Premier Bancshares, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 900,000 shares of its common stock, $1.00 par value (the "Shares"), which are proposed to be offered and sold pursuant to the Premier Bancshares, Inc. 1997 Stock Option Plan and the Premier Bancshares, Inc. Directors' Stock Option Plan (individually, a "Plan" and collectively, the "Plans"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

          Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance pursuant to the terms of the respective Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                              WOMBLE CARLYLE SANDRIDGE & RICE
                              A Professional Limited Liability Company


                              By: /s/ Steven S. Dunlevie
                                 -------------------------------
                                  Steven S. Dunlevie, a Member